EXHIBIT 21 - SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

                       TRANSDERM LABORATORIES CORPORATION
                         LIST OF SUBSIDIARY CORPORATIONS

                                                          State or Country
         Name                                             of Incorporation

Hercon Laboratories Corporation                               Delaware